Exhibit 4.2

OMNICOM GROUP INC.

OMNICOM CAPITAL INC.

as Issuers

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 29, 2014

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

Debt Securities

First Supplemental Indenture dated as of October 29, 2014 (the “Supplemental Indenture”) among Omnicom Group Inc., a New York corporation (the “Company”) and Omnicom Capital Inc., a Connecticut corporation (“OCI” and, together with the Company, collectively referred to as the “Issuers,” and each, individually, an “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

         WHEREAS, the Issuers and the Trustee executed and delivered an indenture dated as of October 29, 2014 (the “Indenture”) to provide for the issuance by the Issuers from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the issuance and sale of up to $750,000,000 aggregate principal amount of a series of the Issuers’ 3.65% Senior Notes due 2024 (the “Securities”) have been authorized by the boards of directors of each of the Issuers;

WHEREAS, the Issuers desire to issue and sell $750,000,000 aggregate principal amount of the Securities on the date hereof;

WHEREAS, the Issuers desire to enter into this Supplemental Indenture pursuant to Sections 2.2, 2.14.1 and 9.1 of the Indenture to supplement the Indenture to establish the form and terms of the Securities; and

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the above premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Relation to Base Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and this Supplemental Indenture, the terms hereof shall govern.

Section 1.2 Definitions.

All of the terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context otherwise requires, and for the purposes of this Supplemental Indenture, the following terms have the meanings set forth in this Section:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities, that would be utilized, at the time of selection and in accordance with customary

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financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations for that redemption date.

“Consolidated Net Worth” means the consolidated net worth of the Company, as determined in accordance with GAAP.

“Debt” of any person means, without duplication: (a) all indebtedness of such person for borrowed money; (b) all obligations of such person for the deferred purchase price of property or services (other than earn-out payment obligations of such person in connection with the purchase of property or services to the extent they are still contingent); (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (d) all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such person as lessee under leases to the extent that such leases have been or should be, in accordance with GAAP, recorded as capital leases; (f) all obligations, contingent or otherwise, of such person in respect of acceptances, letters of credit or similar extensions of credit; (g) all obligations of such person in respect of Hedge Agreements; (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed, directly or indirectly, in any manner by such person, or in effect guaranteed, directly or indirectly, by such person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss; and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Debt.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

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Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not yet due and payable, or being contested in good faith by appropriate proceedings; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the asset subject to such Lien; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Reference Treasury Dealer” means any three primary U.S. Government securities dealer selected by the Issuers and their respective successors.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Securities that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on the Securities to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

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ARTICLE TWO

THE SECURITIES

Section 2.1. Terms of the Securities.

The Securities shall have the following terms, established pursuant to Section 2.2 of the Indenture:

2.1.1. Pursuant to Section 2.2.1 of the Indenture, the title of the Securities to be issued as a series of Securities under the Indenture shall be the “3.65% Senior Notes due 2024”;

2.1.2. Pursuant to Section 2.2.2 of the Indenture, the price or prices at which the Securities of the Series will be issued shall be 99.684% of the aggregate principal amount thereof;

2.1.3. Pursuant to Section 2.2.3 of the Indenture, the aggregate principal amount of the Securities that may be authenticated and delivered under this Supplemental Indenture shall be limited to $750,000,000;

2.1.4. Pursuant to Section 2.2.4 of the Indenture, 100% of the Securities shall be payable on November 1, 2024;

2.1.5. Pursuant to Section 2.2.5 of the Indenture, the Securities shall bear interest at a rate equal to 3.65% per annum; interest on the Securities shall accrue from October 29, 2014 until the principal thereof is paid or duly provided for; interest on the Securities shall be payable semi-annually in arrears in cash on May 1 and November 1 of each year, commencing on May 1, 2015, to Holders of record on April 15 and October 15 (whether or not a Business Day) immediately preceding the applicable interest payment date. Interest on the Securities shall be computed from and including the prior interest payment date (or, in the case of the first interest payment date, from and including October 29, 2014) to but excluding the next interest payment date on the basis of a 360-day year consisting of twelve 30-day months. In the event that any principal or interest on the Securities is not paid when due, whether at Maturity or otherwise, then except to the extent permitted by law such overdue principal and interest shall bear interest until paid at the rate of interest set forth in Section 2.1.5 of this Supplemental Indenture, compounded semi-annually;

2.1.6. Pursuant to Section 2.2.6 of the Indenture, the place or places where the principal of and interest in the Securities shall be payable shall be as set forth in the Securities, the form of which is attached hereto as Exhibit A;

2.1.7. Pursuant to Section 2.2.7 of the Indenture, the Securities shall be subject to redemption at the option of the Issuers as set forth in Article III of the Indenture, as modified by Section 3.1 of this Supplemental Indenture;

2.1.8. Pursuant to Section 2.2.8 of the Indenture, the Issuers shall not be obligated to redeem or purchase the Securities pursuant to any sinking fund or at the option of a Holder thereof prior to the maturity;

2.1.9. Pursuant to Section 2.2.9 of the Indenture, the Issuers shall not be obligated to redeem or purchase the Securities pursuant to any repurchase obligations or at the option of a Holder thereof prior to the maturity;

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2.1.10. Pursuant to Section 2.2.10, the Securities shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

2.1.11. Pursuant to Section 2.2.11 of the Indenture, the Securities shall be issued as Global Securities;

2.1.12. Pursuant to Section 2.2.15 of the Indenture, the Issuers shall be subject to the additional restrictions as set forth to Section 4.1 of this Supplemental Indenture; and

2.1.13. Pursuant to Section 2.2.18 of the Indenture, the obligations of OCI under the Indenture and this Supplemental Indenture with respect to the Securities issued under this Supplemental Indenture shall be guaranteed by the Company in accordance with Section 5 hereof.

ARTICLE THREE

ADDITIONAL REDEMPTION PROVISION

Section 3.1. Optional Redemption.

Prior to August 1, 2024 the Securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be calculated by the Company or any other Issuer and will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the Securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to the redemption date. All calculations made by the Company or any other Issuer under this Supplemental Indenture shall be made in good faith.

On or after August 1, 2024, the Securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities at least 30 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount of the Securities, plus accrued and unpaid interest thereon to the redemption date.

On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest). On or before 10:00 a.m. New York City time on the redemption date, the Issuers will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the procedures of the Depository.

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ARTICLE FOUR

LIMITATION ON LIENS

Section 4.1. Limitation on Liens.

The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to any of the Company’s properties, whether now owned or hereafter acquired, to secure any Debt of the Company, any direct or indirect subsidiary or any other person without securing the notes equally and ratably with such Debt to which such Liens relate for so long as such debt shall be so secured, other than:

(a) Permitted Liens;

(b) purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(c) Liens existing on October 22, 2014;

(d) Liens on property of a person existing at the time such person is merged into, consolidated with, or acquired by the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary;

(e) Liens granted by Subsidiaries of the Company (other than OCI) to secure Debt owed to the Company or a wholly owned Subsidiary of the Company;

(f) Liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or the books of its Subsidiaries, as the case may be, in conformity with GAAP;

(g) Debt of a Person existing at the time such Person is merged into or consolidated with the Company or becomes a Subsidiary of the Company provided that such Debt was not created in contemplation of such merger, consolidation or acquisition and provided further that the aggregate principal amount of such Debt shall not exceed $50,000,000 at any time outstanding;

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(h) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above or Liens created in connection with any amendment, consent or waiver relating to such Debt, so long as such Lien does not extend to any other property, the amount of Debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding) and the Debt so secured does not exceed the fair market value (as determined by the Company’s Board of Directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or

(i) Liens otherwise prohibited by this covenant, securing Debt, provided that the aggregate principal amount of such secured Debt shall not exceed 20% of the Consolidated Net Worth of the Company and its Subsidiaries at any time.

ARTICLE FIVE

COMPANY GUARANTEE

5. Company Guarantee.

5.1. The Company hereby, jointly and severally with any other person who may also guarantee the Guaranteed Obligations (as defined below), unconditionally and irrevocably guarantees (the “Guarantee”), on a senior unsecured basis, as a primary obligor and not as a surety, to each Holder and to the Trustee and its successors and assigns, the full and punctual payment when due, whether at maturity, by acceleration, redemption or otherwise, of the principal of and interest on, if any, the Securities, if lawful, and all other monetary obligations of OCI under the Indenture (as so amended by this Supplemental Indenture) and the Securities (collectively, the “Guaranteed Obligations”). The Company further agrees, in its capacity as a guarantor, that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company, and the Company shall remain bound under its Guarantee and the Indenture, as amended hereby, notwithstanding any such extension or renewal. Failing payment when due of any amount so guaranteed for whatever reason, the Company will be obligated to pay the same in full, or cause to be duly and punctually paid in full, without any demand or notice whatsoever.

5.2. In its capacity as guarantor, the Company hereby waives presentation to, demand of payment from and protest to OCI of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. In its capacity as guarantor, the Company also hereby waives notice of any default by OCI under the Securities or the Indenture. The Company agrees that its obligations under its Guarantee shall be continuing, absolute, full and unconditional under any and all circumstances, to the fullest extent permitted by applicable law, and shall not be discharged except by payment in full of the Securities, irrespective of:

(a) the value, genuineness, regularity, validity, enforceability, avoidance, subordination, discharge or disaffirmance of any of the Guaranteed Obligations, the Securities or the Indenture, or the absence of any action to enforce the same;

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(b) any extension or waiver, at any time or from time to time, without notice to the Company, of the time for compliance by OCI with any of its obligations under the Securities or the Indenture;

(c) any substitution, release or exchange of any other guarantee of or security for any obligations of OCI under the Securities or the Indenture;

(d) any rescission, amendment or modification to any of the terms or provisions of the Securities or the Indenture;

(e) any law, regulation or order of any jurisdiction affecting any term of any of the Securities or the Indenture or the rights of any Holder or the Trustee with respect thereto;

(f) any failure to obtain any authorization or approval from, or other action by, to notify, or to file anything with, any governmental authority or regulatory body required in connection with the performance of the Guarantee by the Company;

(g) the failure by any Holder or the Trustee to assert any claim or demand or to exercise any right or remedy against OCI or any other guarantor of the Guaranteed Obligations or any other person;

(h) the failure by any Holder or the Trustee to exercise any right or remedy against any collateral securing any of the Guaranteed Obligations; or

(i) any other circumstance whatsoever that might otherwise constitute a defense to or a legal or equitable discharge of the Company’s obligations, in its capacity as guarantor, under its Guarantee or of the Company’s obligations, in its capacity as guarantor, under the Securities and the Indenture.

5.3. The Company’s obligations under its Guarantee and the Indenture, as amended by this Supplemental Indenture, and the Securities, in each case in its capacity as guarantor, shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings filed by or against the Company or the Company under the United States Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), whether pursuant to Section 502 of the Bankruptcy Code or any other section thereof. The Company further agrees that, in its capacity as guarantor, none of the Holders shall be under any obligation to marshal any assets in favor of or against or in payment of any or all of the Guaranteed Obligations or the Securities. To the extent that the Company makes a payment or payments on any or all of the Guaranteed Obligations and such payment or payments (or any part thereof) is or are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Company, its estate, trustee or receiver or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations (or, if applicable, such part thereof as had been paid, reduced or satisfied by such amount), shall be reinstated and revived and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Company waives, in its capacity as guarantor, all set-offs, counterclaims, reductions and diminutions of any obligation, and any defense of any kind or

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nature (other than, payment of the Guaranteed Obligations), that the Company may have or assert against OCI or any other person, and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of its Guarantee.

5.4. The Company, in its capacity as guarantor, hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Holder that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against OCI, any other guarantor or any other person or collateral, if any, and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations or the Securities of the Company under the Indenture, the Securities or this Supplemental Indenture.

5.5. The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to have its obligations under the Guarantee and the Indenture divided among it and other guarantor of the Guaranteed Obligations, if any, such that the Company’s obligations would be less than the full amount claimed. The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to have the assets of OCI or any other person who became an “obligor” under the Securities or the Indenture first be used and depleted as payment of the obligations of OCI or such other person, respectively, under the Securities and the Indenture prior to any amounts being claimed from or paid by the Company under its Guarantee. The Company, in its capacity as guarantor, hereby waives any right to which it may be entitled to require that suit be instituted against OCI or any other guarantor of the Guaranteed Obligations or “obligor” under the Securities or the Indenture prior to an action being initiated against the Company. The Company further agrees that the Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right, in its capacity as guarantor, to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

5.6. The failure to endorse the Guarantee on any Security shall not affect or impair the validity thereof.

5.7. The Company’s obligations under its Guarantee shall not be affected if any Holder is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Securities, and the Company shall pay to each affected Holder, upon demand, the amount that would otherwise have been due and payable had the exercise of such rights and remedies been permitted. In the event of any such application of the automatic stay under Section 362 of the Bankruptcy Code, the Securities shall forthwith become due and payable by the Company for purposes of the Guarantee.

5.8. The Company hereby agrees that, unless and until all obligations with respect to the Securities and the Indenture, as amended by this Supplemental Indenture, have been paid in full, in its capacity as guarantor, it shall have no right (whether direct or indirect) of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) to the claims of any Holder or the Trustee against OCI or any other person who became an “obligor” under the

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Securities or the Indenture in respect of any obligation with respect to the Securities or the Indenture, notwithstanding any payment or payments made by the Company hereunder or any set-off or application of funds of the Company by the Holder; and the Company hereby waives all contractual, statutory and common law rights of reimbursement, contribution or indemnity it may have against OCI or any other such person as the case may be, and any and all other rights of payment or recovery from OCI or any other such person, as the case may be, that it may now have or hereafter acquire until all Securities and all obligations under the Indenture have been paid in full (in which event such rights of payment or recovery shall be deemed to be in the form of a loan or loans made from the Company to OCI or any other such person, as the case may be). The Company further agrees that, in its capacity as guarantor, as between the Company, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Securities guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Company’s Guarantee hereunder, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Securities guaranteed pursuant to this Section 5, and (2) in the event of any declaration of acceleration of such Securities as provided in Article 6 of the Indenture, such Securities (whether or not due and payable) will forthwith become due and payable by the Company for the purpose of its Guarantee hereunder.

5.9. Except as otherwise specifically provided in Section 5.12 of this Supplemental Indenture with respect to the release of the Company from its Guarantee hereunder, such Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and the successors thereof, and shall inure to the benefit of (and be enforceable by) the Trustee and the Holders from time to time, or their respective successors or assignees, until the Indenture shall have been terminated and the principal of and interest, if any, on the Securities, and the obligations of the Company in respect of the Guaranteed Obligations, have been satisfied by payment in full.

5.10. Payments made by the Company pursuant to its Guarantee hereunder will be made to each Holder in the same manner, and to the same location, as payments to such Holder are required to be made pursuant to the provisions of the Indenture.

5.11. The Company shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) paid or incurred by the Trustee or any Holder in connection with the enforcement of the Guarantee or any other rights of the Trustee or such Holder under this Supplemental Indenture with respect to such Guarantee and the prosecution or defense of any action by or against any of the Holders in connection with the Guarantee or this Supplemental Indenture with respect to such Guarantee, whether involving the Company or any other person, including a trustee in bankruptcy; provided, however, that the Company shall have no such obligation in connection with any action brought by any Holder against the Company to the extent that the Company is the prevailing party in the judgment rendered in any such action; and provided further that the Company shall not be responsible for the fees and expenses of more than one firm of attorneys (in addition to any required local counsel).

5.12. The Company may, by execution and delivery to the Trustee of a supplemental indenture, be released from its Guarantee upon the sale or other transfer of its capital stock or of all or substantially all of its assets to an entity that is not the Company or a subsidiary of the Company and which sale is otherwise in compliance with Article 5 of the Indenture, which

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release shall be effective without any action on the part of the Trustee or any Holder. Upon any such release, the Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers’ Certificate certifying as to compliance with this Section 5.12. Any actions taken pursuant to this Section 5.12 shall not release the Company or OCI as a primary obligor under the Indenture or the Securities.

ARTICLE SIX

LIABILITY OF TRUSTEE

Section 6.1 Trustee Not Responsible for Recitals.

The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers or for or with respect to (i) the proper authorization by the Issuers by action or otherwise, (ii) the due execution hereof by the Issuers or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.1. Ratification and Effect.

         Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

Section 7.2 Governing Law.

         THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.3 Counterpart Originals.

         This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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Section 7.4 Effect of Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.5. Severability.

In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.6. Modification, Amendment and Waiver.

The provisions of this Supplemental Indenture may not be amended, supplemented, modified or waived except by an execution of a Supplemental Indenture executed by OCI, the Company and the Trustee. Any such amendment shall comply with Article 9 of the Indenture. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

Section 7.7. Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 7.8. Trust Indenture Acts Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “TIA”), that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

(Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

OMNICOM GROUP INC.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer
OMNICOM CAPITAL INC.
By:	/s/ Eric Huttner
	Name:	Eric Huttner
	Title:	Executive Vice President

First Supplemental Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By: Deutsche Bank National Trust Company
By: /s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President
By: /s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

First Supplemental Indenture

Exhibit A

FORM OF GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE AND THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

3.65% Senior Notes due 2024

CUSIP No. 681919BA3

$

No.

OMNICOM GROUP INC., a New York corporation and OMNICOM CAPITAL INC., a Connecticut corporation (herein collectively referred to as the “Issuers,” which term includes any successor person to any of them under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $ Dollars on November 1, 2024 and to pay interest thereon from October 29, 2014 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing May 1, 2015, at the rate of 3.65% per annum, set forth below. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture).

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuers maintained for that purpose in The City of New York, New York, in accordance with the terms of the Indenture referred to or the reverse hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said state.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Dated:	OMNICOM GROUP INC.
By:__________________________________
Name:
Title:
By:__________________________________
Name:
Title:
OMNICOM CAPITAL INC.
By:__________________________________
Name:
Title:
By:__________________________________
Name:
Title:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
        Authorized Signatory

Dated:

Reverse of Security

OMNICOM GROUP INC.
OMNICOM CAPITAL INC.

3.65% Senior Notes due 2024

This Security is one of a duly authorized issue of securities of the Issuers, designated as their 3.65% Senior Notes due 2024 (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture, dated as of October 29, 2014, between the Issuers and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of October 29, 2014, between the Issuers and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $750,000,000. Capitalized terms used in this Security and not defined herein have the meaning ascribed thereto in the Indenture.

Deutsche Bank Trust Company Americas, the Trustee under the Indenture has been appointed by the Issuers as paying agent, registrar and custodian with regard to the Securities.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all Securities may be declared, and upon said declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided for in the Indenture.

Prior to August 1, 2024 the Securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the Securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to the redemption date.

On or after August 1, 2024, the Securities will be redeemable, as a whole or in part, at the Issuers’ option, at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities at least 30 days but not more than 60 days prior to the redemption at a redemption price of 100% of the principal amount of the Securities, plus accrued and unpaid interest thereon to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations for that redemption date.

“Reference Treasury Dealer” means any three primary U.S. Government securities dealer selected by the Issuers and their respective successors.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Securities that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on the Securities to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest). On or before 10:00 a.m. New York City time on the redemption date, the Issuers will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee in accordance with the procedures of the Depository.

In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions that permit the Issuers to elect either (1) to defease and be discharged from the entire indebtedness of this Security or (2) to be released from their obligations under certain restrictive covenants and Events of Default with respect to this Security, in each case upon payment in full of the Securities and compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each Series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each Series to be affected, with certain exceptions as therein provided with respect to certain modifications or amendments which may not be made without the consent of each Holder of such Security affected thereby. The Indenture also permits certain amendments and modifications thereto from time to time by the Issuers and the Trustee without the consent of the Holders of any Series of the Securities to be affected thereby for certain specified purposes, including curing ambiguities, defects or inconsistencies and making any such change that does not adversely affect the rights of any Holder of such series of the Securities, as provided therein.

The Indenture contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this Series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the person in whose name this

Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuers or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.